UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MFA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	13-3974868
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

350 Park Avenue, 20th Floor,	10022
New York, New York	(Zip Code)
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act.

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
7.50% Series B Cumulative	New York Stock Exchange
Redeemable Preferred Stock

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-170097

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

A description of the preferred stock to be registered hereunder is contained in the section entitled “Description of the Series B Preferred Stock” in the Registrant’s prospectus supplement dated April 8, 2013, as filed with the U.S. Securities and Exchange Commission on April 10, 2013 under Rule 424(b)(5) and under “Description of Common Stock and Preferred Stock” in the accompanying prospectus, which descriptions are incorporated herein by reference.

ITEM 2. EXHIBITS.

Exhibit No.	Description

4.1	Amended and Restated Articles of Incorporation of the Company, dated April 8, 1988 (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K, dated April 24, 1998 (Commission File No. 1-13991)).
4.2	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, dated August 5, 2002 (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K, dated August 13, 2002 (Commission File No. 1-13991)).
4.3	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, dated August 13, 2002 (incorporated herein by reference to Exhibit 3.3 to the Company’s Form 10-Q for the quarter ended September 30, 2002 (Commission File No. 1-13991)).
4.4	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, dated December 29, 2008 (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K, dated December 29, 2008 (Commission File No. 1-13991)).
4.5	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, dated January 1, 2010 (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K, dated January 5, 2010 (Commission File No. 1-13991)).
4.6	Articles Supplementary of the Company, dated March 8, 2011 (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K, dated March 11, 2011 (Commission File No. 1-13991)).
4.7	Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company, dated May 24, 2011, (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K, dated May 26, 2011 (Commission File No. 1-13991)).
4.8	Articles Supplementary of the Company, dated April 22, 2004, designating the Company’s 8.50% Series A Cumulative Redeemable Preferred Stock (incorporated herein by reference to Exhibit 3.4 to the Company’s Form 8-A, dated April 23, 2004 (Commission File No. 1-13991)).
4.9	Articles Supplementary of the Company, dated April 15, 2013, designating the Company’s 7.50% Series B Cumulative Redeemable Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K, dated April 15, 2013 (Commission File No. 1-13991)).
4.10	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K, dated March 26, 2013 (Commission File No. 1-13991)).
4.11	Specimen of Common Stock Certificate of the Company (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-4, dated February 12, 1998 (Commission File No. 333-46179)).
4.12	Specimen of Preferred Stock Certificate representing the 8.50% Series A Cumulative Redeemable Preferred Stock of the Company (incorporated herein by reference to Exhibit 4 to the Company’s Form 8-A, dated April 23, 2004 (Commission File No. 1-13991)).
4.13	Specimen of Preferred Stock Certificate representing the 7.50% Series B Cumulative Redeemable Preferred Stock of the Company (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-K, dated April 15, 2013 (Commission File No. 1-13991)).
4.14	Indenture, dated as of April 11, 2012, between the Company and Wilmington Trust, National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Form 8-K, dated April 11, 2012 (Commission File No. 1-13991)).
4.15	First Supplemental Indenture, dated as of April 11, 2012, between the Company and Wilmington Trust, National Association, as Trustee (incorporated herein by reference to Exhibit 4.2 to the Company’s Form 8-K, dated April 11, 2012 (Commission File No. 1-13991)).
4.16	Form of 8.00% Senior Notes due 2042 (incorporated herein by reference to Exhibit 4.3 to the Company’s Form 8-K, dated April 11, 2012 (Commission File No. 1-13991)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 15, 2013

MFA FINANCIAL, INC.

By:	/s/ Harold E. Schwartz
Name: Harold E. Schwartz
Title: Senior Vice President and General Counsel